                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

/ / Preliminary proxy statement             / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

/ / Definitive proxy statement

/X/ Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           KEMPER TARGET EQUITY FUND
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                           KEMPER TARGET EQUITY FUND
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

(5) Total fee paid:

- --------------------------------------------------------------------------------

/X/ Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

- --------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

(3) Filing party:

- --------------------------------------------------------------------------------

(4) Date filed:

- --------------------------------------------------------------------------------

                        KEMPER EXECUTIVE COUNCIL LOGO

                Attention Kemper Executive Council Members!!!

                             Zurich Proxy Mailing

As you were previously informed, proxy materials regarding the pending Zurich/Kemper merger mailed to shareholders between July 7 and July 13. That means you may be getting questions from your clients soon, if you haven't already.

The following is a sample letter that you may wish to use to contact your Kemper fund shareholders with regard to the proxy, and encourage their vote on these important matters. Please note that due to filing requirements, this letter may not be changed.

Samples of the proxy statement are now available for your review. Just call your Kemper Executive Council Sales Support Representatives at 1-800-474-5320.

Thanks for your continued support.

July 1995

Shareholder Name
Address
City, State Zip

Dear         :

As you may already know, Kemper Corporation, the parent company of Kemper Financial Services, Inc., has entered into an agreement to be acquired by an investor group comprised of Zurich Insurance Group and Insurance Partners. Your Kemper fund and investment will not change as a result of this merger. You will still own the same shares in the same fund.

The merger of Kemper Corp. and Zurich Insurance is contingent upon several customary conditions, including the approval of the Kemper mutual fund boards of trustees and shareholders. Consequently, you were recently sent a shareholder proxy statement that requires your vote on several important issues.

The first item addressed in the proxy is the election of the funds' board of trustees. The second item asks you to ratify the selection of Ernst & Young LLP as the funds independent auditors. You are then asked to approve an investment management agreement with Kemper Financial Services, Inc. or its successor. The terms of the agreement are the same as the current agreement. However, federal law requires that shareholders approve a new agreement in cases where control of the investment manager changes.

Finally, shareholders with Class B or Class C Shares will be asked to approve a new Rule 12b-1 distribution plan with Kemper Distributors, Inc. or its successor. Although the advisory fees charged to your fund will not change and the fee rate payable under your fund's 12b-1 plan will not change, federal law requires shareholder approval with regard to this matter as well.

I encourage you to take a few moments to review your proxy statement and exercise your right as a shareholder to vote on these issues. If you have any questions concerning the proxy, please feel free to call me directly at (phone #) or contact Kemper Shareholder Services toll-free at 1-800-621-1048.

Very truly yours,